SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]      Filed by a Party other than the Registrant [  ]



Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))


                            Greentree Software, Inc.
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

                            GREENTREE SOFTWARE, INC.

                             7901 Flying Cloud Drive
                                    Suite 150
                          Eden Prairie, Minnesota 55344

                   NOTICE OF A SPECIAL MEETING IN LIEU OF THE
                       1997 ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF GREENTREE SOFTWARE, INC.:

     NOTICE IS HEREBY GIVEN that a Special Meeting in lieu of the 1997 Annual Meeting of Shareholders of Greentree Software, Inc. (the "Corporation") will be held at the offices of Bingham, Dana & Gould LLP, 150 Federal Street, Boston, Massachusetts 02110, on ______, June __, 1997 at 10:00 A.M. (local time) for the following purposes:

     (a)  To elect directors of the Corporation;

     (b) To consider and vote upon a proposal to amend of the Corporation's Certificate of Incorporation to effect a one for six reverse stock split of the common shares, par value $0.04 per share (the "Common Shares") and to reclassify the Common Shares with a par value of $0.01 per share;

     (c) To consider and vote upon a proposal to adopt the Greentree Software, Inc. 1997 Stock Option Plan pursuant to which stock options may be granted to employees, directors and consultants of the Corporation;

     (d) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed June , 1997 as the record date for the determination of shareholders entitled to notice of, and to vote at, a Special Meeting in lieu of the 1997 Annual Meeting of Shareholders. Accordingly, only shareholders of record at the close of business on June , 1997 will be entitled to notice of, and to vote at, such meeting or any adjournments thereof.

                                        By order of the Board of Directors



                                         BRAD I. MARKOWITZ
                                         Chairman of the Board of Directors

June , 1997

--------------------------------------------------------------------------------
NOTE:  THE BOARD OF DIRECTORS  SOLICITS THE EXECUTION AND PROMPT RETURN OF
       THE ACCOMPANYING PROXY.  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT
       THE MEETING, PLEASE COMPLETE,  DATE, SIGN AND MAIL THE ACCOMPANYING
       PROXY AND PROMPTLY RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED
       FOR THAT PURPOSE.  IF YOU ATTEND THE MEETING,  YOU MAY WITHDRAW ANY
       PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.
--------------------------------------------------------------------------------

                            GREENTREE SOFTWARE, INC.
                                 PROXY STATEMENT
                                     JUNE

Proxy Solicitation

     The enclosed proxy is solicited by the Board of Directors of Greentree Software, Inc. (the "Corporation") for use at the Special Meeting in lieu of the 1997 Annual Meeting of Shareholders on June __, 1997 and at any adjournments or postponements thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the Meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors knows of no other business that will come before the Meeting.

     This Proxy Statement and proxies for use at the Meeting will be mailed to shareholders on or about June __, 1997, and such proxies will be solicited chiefly by mail, but additional solicitations may be made by telephone or telegram by the officers or regular employees of the Corporation. The Corporation may enlist the assistance of brokerage houses in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing proxy material, will be borne by the Corporation.

Revocability and Voting of Proxy

     A form of proxy and a return envelope for the proxy are enclosed. You may revoke your proxy at any time prior to its use by giving written notice to the Secretary of the Corporation, by executing a revised proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made by you on the proxy or, in the absence of such specifications, in favor of the election of the nominees for directors listed herein, in favor of the proposals to amend the Corporation's Certificate of Incorporation as described herein, in favor of the proposal to establish the Corporation's 1997 Stock Option Plan, and, with respect to any other business which may properly come before the meeting, in the discretion of the named proxies.

     If, in a proxy submitted on your behalf by a person acting solely in a representative capacity, the proxy is marked clearly to indicate that the shares represented thereby are not being voted with respect to one or more proposals, then your proxy will not be counted as present at the meeting with respect to such proposals. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

     All holders of record of the common shares, par value $0.04 per share (the "Common Shares"), of the Corporation at the close of business on June ___, 1997, will be eligible to vote at the Meeting. Each share is entitled to one vote. As of June ____, 1997, the Corporation had outstanding ____________ shares of Common Shares. The presence, in person or by proxy, of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of business at the Meeting. This proxy statement and the enclosed proxy are first being mailed or given to shareholders on or about June ___, 1997.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information with respect to each person known to the Corporation to be the beneficial owner of more than 5% of the issued and outstanding Common Shares as of March 31, 1997 or other date noted below. As of March 31, 1997, 9,663,662 shares of Common Shares were outstanding.

                                    Amount and Nature of      Percentage of
Name and Address                    Beneficial Ownership  Outstanding Shares of
of Beneficial Owner                 of Common Stock (1)   Common Stock Owned (1)
-------------------                 -------------------   ----------------------

Primerica Life Insurance Company
("Primerica")
3120 Breckenridge Blvd.
Duluth, GA 30199                       2,166,666(2)               19.41%

Larry E. Jeddeloh
c/o T.I.S. Acquisition & Management
Group, Inc.
200 South Sixth Street
Suite 450
Minneapolis, MN 55402                  1,586,666(3)               16.37%

T.I.S. Acquisition & Management
Group, Inc. ("TIS")
200 South Sixth Street
Suite 450
Minneapolis, MN 55402                  1,473,333(4)               15.25%

Mark Cahill
666 Greenwich Street
New York, NY 10014                     1,148,333(5)               11.88%

William S. Smith
c/o Wm Smith & Co.
1700 Lincoln Street
Denver, CO 80203                         682,738(6)                6.69%

Wm Smith & Co.
1700 Lincoln Street
Denver, CO 80203                         539,106(7)                5.28%


(1) The shares owned, and the shares included in the total number of shares outstanding, have been adjusted, and the percentage owned has been computed, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, and includes, options to the extent called for by such rule, with respect to shares of Common Shares that can be exercised within 60 days of March 31, 1997. Except as set forth in the footnotes below, such shares are beneficially owned with sole investment and sole voting power.
(2) Based upon information provided to the Corporation by Primerica. Includes 1,500,000 shares that The Travelers Indemnity Company, an affiliate of Primerica, has the right to acquire within 60 days of March 31, 1997 upon the exercise of a warrant.

(3) Based upon information provided to the Corporation by Mr. Jeddeloh. Includes 1,413,333 shares held by TIS of which Mr. Jeddeloh has shared voting and investment power. Includes 60,000 shares held by TIS Group, Inc. of which Mr. Jeddeloh has shared voting and investment power. Includes 30,000 shares that TIS Group, Inc. has the right to acquire within 60 days of March 31, 1997 upon the exercise of a warrant.
(4)  Based upon information provided to the Corporation by TIS.
(5) Based upon information provided to the Corporation by Mr. Cahill. Includes 50,000 shares that Mr. Cahill has the right to acquire within 60 days of March 31, 1997 upon the exercise of a warrant. 15,000 shares held by Raymond James as Custodian of the IRA Account of Mark Cahill, as to which Mr. Cahill has sole voting and investment power.
(6) Based upon information provided to the Corporation by Mr. Smith. Includes 539,106 shares that Wm Smith & Co. has the right to acquire within 60 days of March 31, 1997 upon the exercise of certain warrants held by Wm Smith & Co., as to which Mr. Smith has shared voting and investment power.
(7) Based upon information provided to the Corporation by Wm Smith & Co. Consists of 539,106 shares that Wm Smith & Co. has the right to acquire within 60 days of March 31, 1997 upon the exercise of warrants.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nominees for Election as Directors

     The Board of Directors has set the number of Board members at three for the upcoming year. Each director is elected to hold office until the next annual meeting of shareholders, or special meeting in lieu thereof, and until their respective successors are duly elected and qualified. The Board has nominated all of the current members of the Board for re-election. The affirmative vote of a plurality of the shares of Common Shares present at the Meeting, in person or by proxy, is required for the re-election of the members of the Board.

     Unless authority to do so is withheld, the persons named in each proxy (and/or their substitutes) will vote the shares represented thereby "FOR" the election of the director nominees, Brad I. Markowitz, Jeffrey B. Pinkerton and Joseph D. Mooney. If for any reason any nominee is not a candidate (which is not now expected), a new nominee will be designated by the Board to fill such vacancy, unless the Board of Directors shall reduce the number of directors in accordance with the By-Laws of the Corporation.

Information as to Directors and Nominees for Director

     There is shown below for each director and nominee for director, as reported to the Corporation, the name, age and family relationship, if any, with any other director or officer, the principal occupation and employment over at least the last five years, the position, if any, with the Corporation, the period of service as a director of the Corporation, and certain other directorships held.

        Name            Age                  Office Held                  Director Since
        ----            ---                  -----------                  --------------
Brad I. Markowitz       38     Chairman of the Board of Directors         February 1994

Jeffrey B. Pinkerton    48     President and a Director                   October 1995

Joseph D. Mooney        59     Chief Executive Officer and a Director     December 1996

     BRAD I. MARKOWITZ has served as Chairman of the Board of Directors of the Corporation since February 1994. Since 1990, Mr. Markowitz has served as President and a member of the board of directors of Focus Capital Corp., an investment banking firm. Since 1995, Mr. Markowitz has served as President and a member of the Board of Directors of Park Avenue Health Care Management, Inc., a physician practice management company. Since 1995, Mr. Markowitz has served as President and a member of the board of directors of Buckeye Communications, Inc. From 1987 to 1995, Mr. Markowitz served as Vice President of the ADCO Group, a real estate, banking and venture capital company.

     JEFFREY B. PINKERTON has served as President of the Corporation since August 1996 and as a member of the Board of Directors since October 1995. Since 1994 and from 1987 to 1991, Mr. Pinkerton has served in various positions for the Corporation, including President, Executive Vice President, Vice President-Product Development, and as a member of the board of directors. From 1991 to 1994, Mr. Pinkerton served as the owner of Viewpoint Consulting, a reseller of the Corporation's software products.

     JOSEPH D. MOONEY has served as Chief Executive Officer and a director of the Corporation since December 1996. From August 1996 to December 1996, Mr. Mooney served as a consultant to the Corporation to assist the Corporation in product development and marketing strategy. Since 1973, Mr. Mooney has served in various management and marketing positions with Benchmark Computer Systems, Inc., a software management company. He is also currently a member of the board of directors of Benchmark Computer Systems, Inc. and Span Link, Inc.

     The Board of Directors met two times last year and took other actions by unanimous consent. Each director attended at least 75% of the total number of such meetings of the Board of Directors during the time that such person was a member of the Board.

Ownership of Equity Securities by Management

     The table below sets forth information as of March 31, 1997, as reported to the Corporation, as to the beneficial ownership of the Common Stock of the Corporation by each director, each nominee for election as a director, and each named executive officer, and by all directors and executive officers as a group.

                                   Amount and Nature of       Percentage of
                                   Beneficial Ownership   Outstanding Shares of
    Name                           of Common Stock (1)    Common Stock Owned (1)
    ----                           -------------------    ----------------------

Brad I. Markowitz (2)...........        302,710 (3)                 3.06%
John J. Medico (4)..............        216,666 (5)                 0.66%
Jeffrey B. Pinkerton (6)........        186,766 (7)                 1.90%
G. Michael Cassidy (8)..........        115,000(9)                  1.19%
Joseph D. Mooney................            ---                     ---
All current directors and executive
officers as a group (3 persons).        489,476                     4.96%

--------------------

(1) Except as set forth in the footnotes below, each stockholder has sole investment and voting power with respect to the shares beneficially owned. Includes options with respect to shares of Common Stock that can be exercised within 60 days of March 31, 1997.
(2)  Mr. Markowitz is the Chairman of the Board of Directors of the Corporation.
(3) Includes 63,267 shares owned by Focus Capital Corp. and 222,777 shares issuable within 60 days of March 31, 1997 upon exercise of outstanding warrants granted to Focus Capital Corp. Mr. Markowitz is the President and a member of the board of directors of Focus Capital Corp., although he disclaims beneficial ownership of such shares and warrants held by Focus Capital Corp.
(4) Mr. Medico was the Chief Executive Officer of the Corporation from October 4, 1995 to August 9, 1996.
(5) Includes 111,921 shares that Mr. Medico has the right to acquire within 60 days of March 31, 1997 upon the exercise of outstanding stock options.
(6)  Mr. Pinkerton is the President and a director of the Corporation.
(7) Includes 53,499 shares that Mr. Pinkerton has the right to acquire within 60 days of March 31, 1997 upon the exercise of outstanding warrants and 100,000 shares that Mr. Pinkerton has the right to acquire within 60 days of March 31, 1997 upon the exercise of outstanding stock options.
(8) Mr. Cassidy was the Chief Executive Officer of the Corporation until October 4, 1995
(9)  Includes 25,483 shares issuable upon the exercise of outstanding warrants.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The table below sets forth certain compensation information for the fiscal years ended May 31, 1996, 1995 and 1994 with respect to the Corporation's Chief Executive Officers and each executive officer of the Corporation who were the most highly paid for fiscal 1996.


                                                                   Long Term
                                                                   Compensation
                                        Annual Compensation        Awards
                                        -------------------        ------------   All Other
Name and Principal Position   Year      Salary($)     Bonus($)     Options(#)   Compensation($)
---------------------------   ----      ---------     --------     ----------   --------------
G. Michael Cassidy
  Chief Executive Officer     1996 (1)   $15,000           --         --              --
                              1995       $120,000       $7,500        --              --
                              1994       $108,826          --     125,000             --

John J. Medico
  President and Chief         1996 (1)   $87,500           --         --              --
    Executive Officer

Jeffrey B. Pinkerton
  President, Vice             1996 (2)   $108,750          --         --              --
    President-Product         1995       $120,000          --         --              --
    Development               1994       $ 35,923          --      75,000             --

-----------------

(1)  Mr. Cassidy resigned as Chief Executive Officer on October 4, 1995.
(2) Mr. Medico was appointed President and Chief Executive Officer by the Board of Directors on October 4, 1995 and resigned on August 9, 1996.
(3) See the section "Directors" for information as to the offices held by Mr. Pinkerton in fiscal 1994 and thereafter.

Option Grants in Last Fiscal Year

     No individual grants were made during fiscal year 1996 to any of the executive officers listed in the Summary Compensation Table noted above.

Aggregated Option Exercises in Last Fiscal Year and Fiscal
Year End Option Values

     No options were exercised during the year by any person who held options which were eligible to be exercised. The following table sets forth information as to options exercised during the fiscal year ended May 31, 1996, and unexercised options held at the end of such fiscal year, by the individuals listed in the Summary Compensation Table.

                                                                                                   Value of Unexercised
                                                              Numbers of Unexercised               In-the-Money Options
                     Shares Acquired        Value           Options at 5/31/96(#)                  at 5/31/96($)
Name                 on Exercise(#)      Realized($)      Exercisable/Unexercisable         Exercisable/Unexercisable(1)
----                 --------------      -----------      -------------------------         ----------------------------
G. Michael Cassidy          0                $0                      0/0                              $0/$0
John J. Medico              0                $0                      0/0                              $0/$0
Jeffrey B. Pinkerton        0                $0                 75,000/50,000                         $0/$0

-----------------------
(1) Value is based on the mean between the high ask and the low bid prices supplied by the National Quotations Bureau in the Nasdaq System and reported by the NASD as of May 31, 1996 (the last trading date during fiscal 1996) ($0.6875) minus the exercise price.

Executive Employment Agreements

     The Corporation entered into an employment agreement with Jeffrey B. Pinkerton, the President of the Corporation, as of February 17, 1994 (the "Pinkerton Employment Agreement"), which terminated on February 16, 1997. Mr. Pinkerton continues to be employed by the Corporation upon the same terms and conditions as the Pinkerton Employment Agreement, and the Corporation and Mr. Pinkerton intend to enter into a new employment agreement. In addition, the Corporation will agree to grant Mr. Pinkerton options exercisable for up to 625,000 shares of Common Shares. Mr. Pinkerton's current annual base salary is $120,000, subject to annual review and increase by the Board of Directors of the Corporation. The Pinkerton Employment Agreement provides that Mr. Pinkerton's employment with the Corporation may be terminated by either Mr. Pinkerton or the Corporation, at any time and for any reason whatsoever. If the Corporation terminates Mr. Pinkerton's employment for a reason other than death, the Corporation will continue to pay Mr. Pinkerton's base salary for a period of three (3) months following such termination.

     The Corporation intends to enter into an employment agreement with Joseph
D. Mooney, the Chief Executive Officer of the Corporation (the "Mooney Employment Agreement"), with terms substantially similar to that certain letter agreement, dated August 2, 1996, between the Corporation and Mr. Mooney. Mr. Mooney's annual base salary will be $200,000 and, in addition, he will be entitled to deferred compensation during his first year of service of $175,000. In addition, the Corporation will agree to grant Mr. Mooney options exercisable for up to 1,000,000 shares of Common Shares. The Mooney Employment Agreement will provide that it may be terminated by either Mr. Mooney or the Corporation upon 30 days notice.

Director Compensation

     The Corporation will agree to grant to Mr. Markowitz an option exercisable for up to 575,000 shares of Common Shares as compensation for his services to the Corporation to date. At the current time, directors of the Corporation receive no compensation for their service to the Corporation as directors.

                              CERTAIN TRANSACTIONS

     In October 1995, the Corporation entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with T.I.S. Acquisition & Management Group, Inc. ("TIS"), pursuant to which TIS agreed to purchase up to 3,125,000 shares of Common Shares at a price of $.40 per share. From October through December 1995, TIS purchased 1,410,000 shares of Common Shares for an aggregate consideration of $564,000. In October 1995, the Corporation entered into a Services Agreement with TIS pursuant to which John Medico became President and Chief Executive Officer of the Corporation. The Services Agreement became null and void upon the failure of TIS to consummate the Second Closing under the Stock Purchase Agreement prior to November 9, 1995.

     In December 1995, the Corporation entered into a Subscription Agreement and Letter of Intent with each of Mark Cahill and Primerica Life Insurance Company ("Primerica"), as part of a private placement of Common Shares. Mr. Cahill purchased 700,000 shares of Common Shares for an aggregate consideration of $210,000. Primerica purchased 666,666 shares of Common Shares for an aggregate consideration of $200,000.

     In October 1996, the Corporation entered into a Subscription Agreement and Letter of Intent with The Travelers Indemnity Company ("Travelers"), as part of a private placement of Convertible Promissory Notes and Common Shares. Travelers purchased a $750,000 Convertible Promissory Note which is convertible into 3,000,000 shares of Common Shares upon the filing of a Certificate of Amendment to the Corporation's Certificate of Incorporation providing for a sufficient number of authorized shares of Common Shares to permit the conversion.

     In connection with each of the aforementioned private placements of Common Shares, Wm Smith Securities, Incorporated, an affiliate of William S. Smith and Wm Smith & Co., is entitled to receive compensation for services rendered to the Corporation as placement agent. Wm Smith Securities, Incorporated, pursuant to an Engagement Letter, dated as of April 26, 1996, as amended and restated as of October 24, 1996, is entitled to receive 8% of the gross proceeds of each private placement and a warrant exercisable for up to 12% of the number of Common Shares, sold in such private placements at an exercise price per share of 120% of the per share purchase price of the Common Shares sold in such private placement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Corporation's directors and certain of its officers and persons holding more than ten percent of the Corporation's Common Shares are required to report their ownership of the Common Shares and any changes in such ownership to the Securities and Exchange Commission and the Corporation. Specific due dates for these reports have been established and the Corporation is required to report in this proxy statement any failure to file by these dates during the fiscal year ended May 31, 1996. Based on the Corporation's review of copies of such reports, Mr. Markowitz filed one untimely Form 4, and Mr. Medico filed one untimely Form 3 and one untimely Form 4 during the fiscal year ended May 31, 1996.

                                   PROPOSAL 2

                 APPROVAL OF THE AMENDMENT TO THE CORPORATION'S
                          CERTIFICATE OF INCORPORATION
              TO EFFECT A REVERSE STOCK SPLIT OF THE COMMON SHARES
              AND TO RECLASSIFY THE PAR VALUE OF THE COMMON SHARES


     The Corporation's Board of Directors has adopted a resolution recommending that shareholders vote to amend the Corporation's Certificate of Incorporation (the "Certificate") to effect a one to six reverse stock split of the outstanding Common Shares and to reclassify the par value of the Common Shares from $0.04 per share to $0.01 per share (collectively, the "Reverse Split").

     The Amendment would amend Paragraph 4 of the Certificate to effect the Reverse Split with no change in the authorized number of shares of Common Shares and no change in the voting powers, qualifications, rights and privileges of such Common Shares. All 15,000,000 shares of the Common Shares will continue to be equal to each other with respect to voting rights, liquidation rights and dividend rights. No preemptive rights to purchase additional shares attach to the Common Shares. Holders of shares of the Common Shares do not have the right to cumulate their votes for the elections of Directors. Each share of the Common Shares is entitled to one vote on each matter submitted to shareholders. If the Reverse Split is approved, stockholders shall receive cash in the amount equal to the market value on the effective date of the Reverse Split of each fractional share remaining after and surrendered pursuant to the Reverse Split.

     The Reverse Split, if approved by the Corporation's shareholders, will permit the Corporation to effect the automatic conversion of that certain promissory note dated October 25, 1996 in the original principal amount of $750,000 issued by the Corporation to The Travelers Indemnity Company into shares of Common Shares at a pre-Reverse Split purchase price per share of $0.25. The Reverse Split will also permit the Corporation to effect the automatic conversion of additional convertible promissory notes into an aggregate of 1,258,000 shares at a pre-Reverse Split purchase price per share of $0.50.

     The Reverse Split, if approved by the Corporation's shareholders, will reduce the number of outstanding shares of the Common Shares to a level consistent with comparably situated companies. As a result of the increase in the price per share of Common Shares due to the Reverse Split, the Corporation to move closer to compliance with certain of the Nasdaq small cap market listing requirements, so that the Corporation may be able to apply to be relisted in the future.

     As a result of the Reverse Split, there will be a significant number of authorized shares available for issuance from time to time, in connection with potential investment opportunities, acquisitions of other companies, stock splits, joint ventures, additional corporate financings or for other corporate purposes as determined by the Corporation's Board of Directors. These other purposes might include raising additional capital funds through offerings of shares of the Corporation's Common Shares, the issuance of shares of Common Shares in connection with the declaration of stock dividends, and the issuance of shares in connection with employee benefit plans and incentive compensation plans of the Corporation.

     If this proposal is approved by the Corporation's shareholders, the Board of Directors will be able to issue additional shares of Common Shares without first seeking shareholder approval (except as required under applicable law or by an applicable national stock exchange or market). If such additional authorized shares are issued to persons other than existing stockholders, the percentage interest of existing stockholders in the Corporation will be reduced. Although the existence or issuance of authorized but unissued shares of capital stock of the Corporation could, under certain circumstances, have an anti-takeover effect, the Corporation has no present intention of issuing such shares for anti-takeover purposes.

     If the amendment is approved, as soon as practicable after the Meeting, the Corporation will file with the New York Secretary of State's Office, a Certificate of Amendment to the Certificate reflecting the Reverse Split.

     The affirmative vote of the holders a majority of the shares of the Common Shares is required for the approval of the amendment to the Certificate to effect the Reverse Split.

     The Board Of Directors Recommends A Vote FOR The Proposal To Amend The Certificate To Provide For An One To Six Reverse Stock Split Of The Common Shares And To Reclassify The Common Shares With A Par Value Of $0.01 Per Share, And Proxies Solicited By The Board Will Be Voted In Favor Thereof Unless A Shareholder Has Indicated Otherwise On The Proxy.


                                   PROPOSAL 3

              APPROVAL OF THE CORPORATION'S 1997 STOCK OPTION PLAN

Brief Description.

     On March 17, 1997, the Corporation adopted, subject to stockholder approval, the Greentree Software, Inc. 1997 Stock Option Plan (the "1997 Plan") to enable the Corporation to grant stock options to employees, directors, consultants and advisers of the Corporation and any of its subsidiaries. The Board of Directors believes that ratification by the Corporation's stockholders of the adoption of the 1997 Plan will serve the purposes described below.

     The purposes of the 1997 Plan are to promote the interests of the Corporation and its stockholders by strengthening the Corporation's ability to attract, motivate, and retain key employees, directors, consultants and advisers of exceptional ability and to provide a means to encourage stock ownership and a proprietary interest in the Corporation to selected employees, directors, consultants and advisers of the Corporation upon whose judgment, initiative, and efforts the financial success and growth of the Corporation largely depend.

     The 1997 Plan will be administered by the Compensation Committee. The Compensation Committee will have complete authority, subject to the limitations described herein, to interpret and enforce the 1997 Plan and to determine all rights with respect to participants under the 1997 Plan. The Board may, at any earlier time, amend, modify, suspend or terminate the 1997 Plan as it shall deem advisable, subject to the rights of holders of stock options or restricted stock subject thereto and to approval of the stockholders of the Corporation if required by applicable law or regulation. No stock options or restricted stock may be granted or sold under the 1997 Plan after March 17, 2007.

     Stock options may be granted under the 1997 Plan to key employees, directors, consultants, and advisers to the Corporation or any of its subsidiaries and others as the Compensation Committee may determine.

     The shares authorized for issuance under the 1997 Plan are shares of the Corporation's Common Stock, which may be newly issued shares or shares held in the treasury or acquired in the open market. The maximum number of shares of Common Stock which may be made available upon exercise of stock options granted under the 1997 Plan is 1,500,000 shares (after giving effect to the Reverse Split), subject to increase or decrease in the event of subsequent stock splits or other capital changes, including reorganizations or mergers. No person may in any calendar year be granted stock options under the 1997 Plan with respect to more than 250,000 shares of Common Stock, subject to adjustment in the event of capital changes.

     As of June __, 1997, no stock options had been awarded under the 1997
Plan.

Stock Options.

     The 1997 Plan provides that the Corporation may grant stock options to eligible participants at such times and in such amounts as the Compensation Committee determines. Such stock options may be intended to be incentive stock options or nonqualified stock options, at the Compensation Committee's discretion. However, only employees of the Corporation or its subsidiaries are eligible to receive incentive stock options under the 1997 Plan.



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                                      -11-


     The exercise price of an incentive stock option must not be less than 100% (or 110% with respect to any optionee owning more than 10% of the total combined voting power of all classes of stock of the Corporation) of the fair market value of the Common Stock on the date of grant, and the aggregate fair market value (determined at the time of grant) of shares issuable to any one employee pursuant to incentive stock options that first become exercisable in any calendar year may not exceed $100,000. In the case of nonqualified stock options, the exercise price of each such option is to be determined by the Compensation Committee, and need not be equal to the fair market value of the Common Stock.

     Payment for shares purchased upon exercise of any stock option under the 1997 Plan must be made in full in cash when the option is exercised, unless the Compensation Committee otherwise determines. No stock option granted under the 1997 Plan may be transferred except by will or the laws of descent and distribution; provided, however, that the Compensation Committee may, at its discretion, permit the transfer of a nonqualified stock option to one or more immediate family members of the optionee or to a trust maintained exclusively for the benefit of, or partnership all of the interests of which are held by, one or more of such immediate family members. If an optionee ceases to be an employee, director, consultant, or advisor of the Corporation for any reason, any stock options exercisable on the date of termination of such relationship shall expire after such period as the Compensation Committee shall determine at the time of grant of such stock options.

     The vesting schedule, if any, and the date of termination of stock options granted under the 1997 Plan are to be established by the Compensation Committee at the time of grant, except that the date of termination of any incentive stock option may not be more than ten years after the date of grant (five years with respect to an optionee who owns more than 10% of the total combined voting power of all classes of stock of the Corporation). Unvested stock options granted under the 1997 Plan will automatically vest in full in the event of an acquisition of the Corporation (to the extent that such stock options are not assumed by the acquiring entity), and the Compensation Committee has the power to provide for the accelerated vesting of stock options granted under the 1997 Plan in the event of certain other corporate transactions affecting a change in control of the Corporation.

     The federal income tax aspects of incentive stock options and nonqualified stock options are generally described below. An employee will generally not be taxed at the time of grant or exercise of an incentive stock option, although the excess of the fair market value of the stock over the exercise price on exercise of an incentive stock option will be taken into account for alternative minimum tax purposes. If the employee holds the shares acquired upon exercise of an incentive stock option until at least one year after issuance and two years after grant of the option, the employee will have long-term capital gain (or loss) based on the difference between the amount realized on the sale or disposition and the exercise price of the option. If these holding periods are not satisfied, then upon disposition of the shares, the employee will recognize ordinary income equal, in general, to the excess of the fair market value of the shares at time of exercise over the exercise price of the stock option, plus capital gain in respect of any additional appreciation. With respect to a nonqualified stock option, an optionee will not be taxed at the time of grant; upon exercise, however, the optionee will generally realize compensation income to the extent that the fair market value of the stock exceeds the stock option exercise price. The Corporation will generally have a compensation deduction to the extent that, and at the time that, an optionee realizes compensation income with respect to an option. In the case of an incentive stock option, this means that the Corporation ordinarily is not entitled to a compensation deduction.


     The Board recommends that the shareholders vote "FOR" the adoption of the 1997 Plan and the enclosed proxy will be so voted unless a contrary vote is indicated. The affirmative vote of the holders of a majority of the shares of the common Stock represented in person or by proxy at the Meeting is required for approval of the adoption of the 1997 Plan.




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                                      -12-


                                  MISCELLANEOUS

Accountants

     The financial statements of the Corporation for the fiscal year ended May 31, 1996, have been audited by KPMG Peat Marwick LLP. It is expected that representatives of KPMG Peat Marwick LLP will be present at the Meeting and that they will have an opportunity to make statements if they so desire and will be available to respond to appropriate questions.

Other Matters

     The Board of Directors does not know of any other matters that may be presented at the Meeting, except for routine matters. If other business does properly come before the Meeting, however, the persons named on the accompanying proxy intend to vote on such matters in accordance with their best judgment.

1998 Shareholder Proposals

     In order for shareholder proposals to be presented at the Corporation's 1998 Annual Meeting of Shareholders (or special meeting in lieu thereof), such proposals must be received by the Secretary of the Corporation at the Corporation's principal office in Eden Prairie, Minnesota not later than August 31, 1997 for inclusion in the proxy statement for that meeting, subject to the applicable rules of the Securities and Exchange Commission. Delivery of such proposals should be by Certified Mail, Return Receipt Requested.

Annual Report on Form 10-KSB

     The Corporation's Annual Report on Form 10-KSB (as amended and without exhibits) is being furnished to shareholders of record together with this Proxy Statement. Requests for additional copies should be directed to: Secretary, Greentree Software, Inc., 7901 Flying Cloud Drive, Suite 150, Eden Prairie, Minnesota 55344.


June ___, 1997

                            GREENTREE SOFTWARE, INC.
                       7901 Flying Cloud Drive, Suite 150
                          Eden Prairie, Minnesota 55344

                                      June

This proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby appoints Brad I. Markowitz and Jeffrey B. Pinkerton or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common shares, $0.04 par value per share (the "Common Shares"), of Greentree Software, Inc. (the "Corporation") held of record by the undersigned on June __, 1997, at the Special Meeting in lieu of the 1997 Annual Meeting of Shareholders (the "Meeting") to be held on ______, June __, 1997, or any postponement or adjournment thereof.

1.   To elect directors

          __ FOR all nominees (except as marked to the contrary below)
          __ WITHHOLD AUTHORITY for all nominees listed below

                          Brad I. Markowitz
                          Joseph D. Mooney
                          Jeffrey B. Pinkerton

(Instruction: To withhold authority to vote for any individual, write the nominee's name in the space provided below.)




2. To approve an amendment to the Corporation's Certificate of Incorporation to effect a one for six reverse stock split of the Common Shares and to reclassify the Common Shares with a par value of $0.01 per share.


         ____ FOR           ____ AGAINST               ____ ABSTAIN

3.     To approve the Corporation's 1997 Stock Option Plan.


         ____ FOR           ____ AGAINST               ____ ABSTAIN



         Account No.            No. of Shares              Proxy No.

         ___________            _____________              ______________

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all nominees for director and FOR the action described in each of the Items above. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign.


         Dated________________________________________________

         Signature____________________________________________

         Signature____________________________________________
                             (if held jointly)


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         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PAPER PROMPTLY
         USING THE ENCLOSED ENVELOPE.

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